As filed with the Securities and Exchange Commission on June 17, 2003
                                        Registration No. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                --------------
                            REGISTRATION STATEMENT
                                 ON FORM S-8
                      UNDER THE SECURITIES ACT OF 1933
                                --------------
                      INDEPENDENCE COMMUNITY BANK CORP.
            (Exact name of registrant as specified in its charter)

           Delaware                                   11-3387931
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


195 Montague Street, Brooklyn, New York                     11201
(Address of principal executive offices)                  (Zip Code)


                          2002 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              Alan H. Fishman
                   President and Chief Executive Officer
                     Independence Community Bank Corp.
                           195 Montague Street
                         Brooklyn, New York 11201
                  (Name and address of agent for service)

                              (718) 722-5300
       (Telephone number, including area code, of agent for service)

                                Copies to:
                          Philip Ross Bevan, Esq.
                   Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                          Washington, D.C. 20005
                              (202) 347-0300

                     CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Securities Amount to be  Proposed maximum Proposed        Amount of
 to be registered   registered(1)  offering price  maximum     registration fee
                                     per share     aggregate
                                                   offering price
-------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share            789,650(2)     $29.17(3)    $23,034,090.50(3)  $1,863.46
-------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share           2,010,350       $28.51(4)    $57,315,078.50(4)  $4,636.79
-------------------------------------------------------------------------------
Total               2,800,000         NA         $80,349,169.00     $6,500.25
                    =========                     =============      ========
===============================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Independence Community Bank Corp. ("Company" or "Registrant") 2002 Stock Incentive Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.
(2)  Represents shares currently reserved for issuance pursuant to the Plan.
(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h)promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for options to purchase 789,650 shares of Common Stock which have been granted under the Plan as of the date hereof but not yet exercised.
(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales price of the Common Stock of the Company as reported on June 11, 2003 on the Nasdaq Stock Market, Inc.

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 14 C.F.R. Section 230.462.

                                   PART I

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

-----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents previously or concurrently filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         (c) The description of the Common Stock of the Company as contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on October 17, 1997 (File No. 000-23229); and

         (d)  All documents filed by the Company pursuant to Sections
    13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable because the Company's Common Stock was registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

    Not Applicable to this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

    In accordance with the General Corporation law of the State of Delaware, Articles 9 and 10 of the Registrant's Certification of Incorporation and
Article VI of the Registrant's Bylaws provide as follows:

Article 9 of Certification of Incorporation

    Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

Article 10 of Certificate of Incorporation

    Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The

Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

Article VI of Bylaws-Indemnification, etc. of Directors, Officers and Employees

    6.1  Indemnification.  The Corporation shall provide indemnification to
         ---------------
its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

    6.2  Advancement of Expenses.  Reasonable expenses (including
         -----------------------
attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    6.3  Other Rights and Remedies.  The indemnification and advancement of
         -------------------------
expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

    6.4  Insurance.  Upon resolution passed by the Board of Directors, the
         ---------
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

    6.5  Modification.  The duties of the Corporation to indemnify and to
         ------------
advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.  Exemption from Registration Claimed.

    Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8.


Regulation S-K
  Exhibit No.                        Document                             Page
 ------------                       --------                              ----
     4         Form of Stock Certificate*

     5         Opinion of Elias, Matz, Tiernan & Herrick L.L.P.            E-1

    23.1       Consent of Elias, Matz, Tiernan & Herrick L.L.P.
               (contained in the opinion included as Exhibit 5)

    23.2       Consent of Ernst & Young LLP                                E-3

     24 Power of Attorney for any subsequent amendments (located in the signature pages of this Registration Statement).

     99        2002 Stock Incentive Plan, as amended                       E-4

__________________
* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-30757).

Item 9.  Undertakings.

  The undersigned Registrant hereby undertakes:

       (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (B) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (C) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

       (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on this 17th day of June, 2003.

                           INDEPENDENCE COMMUNITY BANK CORP.



                           By:  /s/ Alan H. Fishman
                                ---------------------------------------
                                Alan H. Fishman
                                President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Alan H. Fishman and John B. Zurell his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



        Name                          Title                          Date
-----------------------  ------------------------------------  ---------------

/s/ Alan H. Fishman        President and Chief Executive         June 17, 2003
-------------------        Officer (principal executive
Alan H. Fishman            officer)


/s/ Charles J.Hamm         Chairman of the Board                 June 17, 2003
------------------
Charles J. Hamm


/s/ John B. Zurell         Executive Vice President              June 17, 2003
------------------         Chief Financial Officer
John B. Zurell             (principal financial and
                           accounting officer)


/s/ Willard N. Archie      Director                              June 17, 2003
---------------------
Willard N. Archie


/s/ Robert D. Catell       Director                              June 17, 2003
--------------------
Robert D. Catell




        Name                          Title                          Date
-----------------------  ------------------------------------  ---------------


/s/ Rohit M. Desai         Director                              June 17, 2003
------------------
Rohit M. Desai


/s/ Chaim Y. Edelstein     Director                              June 17, 2003
----------------------
Chaim Y. Edelstein


/s/ Donald H. Elliott      Director                              June 17, 2003
---------------------
Donald H. Elliott


/s/ Robert W. Gelfman      Director                              June 17, 2003
---------------------
Robert W. Gelfman


/s/ Scott M. Hand          Director                              June 17, 2003
-----------------
Scott M. Hand


/s/ Donald M. Karp         Director                              June 17, 2003
------------------
Donald M. Karp


/s/ Donald E. Kolowsky     Director                              June 17, 2003
----------------------
Donald E. Kolowsky

/s/ Janine Luke            Director                              June 17, 2003
-----------
Janine Luke


/s/ Malcolm McKay          Director                              June 17, 2003
-----------------
Malcolm MacKay


/s/ Joseph S. Morgano      Director                              June 17, 2003
---------------------
Joseph S. Morgano


/s/ Maria Fiorini Ramirez  Director                              June 17, 2003
-------------------------
Maria Fiorini Ramirez


/s/ Wesley D. Ratcliff     Director                              June 17, 2003
---------------------
Wesley D. Ratcliff


/s/ Victor M. Richel       Director                              June 17, 2003
--------------------
Victor M. Richel